As filed with the Securities and Exchange Commission on March 22, 2022
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EHEALTH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2625 Augustine Drive, Second Floor Santa Clara, California 95054	56-2357876
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

eHealth, Inc. Amended and Restated 2021 Inducement Plan (Full title of the Plan)

Scott Giesler Senior Vice President, General Counsel and Secretary eHealth, Inc. 2625 Augustine Drive, Second Floor Santa Clara, California 95054 (650) 584-2700
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Patrick J. Schultheis Jeana S. Kim Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act     ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 (the “Registration Statement”) registers an additional 500,000 shares of common stock, par value $0.001 per share, of eHealth, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s Amended and Restated 2021 Inducement Plan. Accordingly, the contents of the Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 8, 2021 (File No. 333-260144), including periodic and other reports that the Registrant filed after the filing of such Form S-8 to maintain current information about the Registrant, are incorporated herein by reference into this Registration Statement pursuant to General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

▪The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 1, 2022 (the “Annual Report”);

▪All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and

▪The description of the Registrant’s common stock set forth in the Registration Statement on Form 8-A filed with the Commission on October 10, 2006, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to the Annual Report.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all of the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-133526	3.1	April 25, 2006
4.2	Certificate of Designations of Series A Preferred Stock, par value $0.001, of the Registrant	8-K	001-33071	3.1	May 3, 2021
4.3	Amended and Restated Bylaws of the Registrant	8-K	001-33071	3.1	December 17, 2021
4.4	Form of the Registrant’s Common Stock Certificate	S-1	333-133526	4.1	June 28, 2006
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)					X
24.1	Powers of Attorney (included on the signature page)					X
99.1	Amended and Restated 2021 Inducement Plan	8-K	001-33071	10.1	March 18, 2022
99.2	Form of Notice of Stock Option Grant and Stock Option Agreement under the Amended and Restated 2021 Inducement Plan	8-K	001-33071	10.2	September 23, 2021
99.3	Form of Notice of Stock Option Grant and Stock Option Agreement (Performance-Based Vesting) under the Amended and Restated 2021 Inducement Plan	8-K	001-33071	10.3	September 23, 2021
99.4	Form of Notice of Stock Unit Grant and Stock Unit Agreement under the Amended and Restated 2021 Inducement Plan	8-K	001-33071	10.4	September 23, 2021
99.5	Form of Notice of Stock Unit Grant and Stock Unit Agreement (Performance-Based Vesting) under the Amended and Restated 2021 Inducement Plan	8-K	001-33071	10.5	September 23, 2021
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on March 22, 2022.

EHEALTH, INC.

By:	/s/ Christine Janofsky
Christine Janofsky
Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Francis Soistman and Christine Janofsky, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Francis S. Soistman	Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2022
Francis S. Soistman

/s/ Christine A. Janofsky	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	March 22, 2022
Christine A. Janofsky

Signature	Title	Date

/s/ Andrea C. Brimmer	Director	March 22, 2022
Andrea C. Brimmer

/s/ Beth A. Brooke	Director	March 22, 2022
Beth A. Brooke

/s/ A. John Hass, III	Director	March 22, 2022
A. John Hass, III

/s/ Randall S. Livingston	Director	March 22, 2022
Randall S. Livingston

/s/ Erin L. Russell	Director	March 22, 2022
Erin L. Russell

/s/ Cesar M. Soriano	Director	March 22, 2022
Cesar M. Soriano

/s/ Aaron C. Tolson	Director	March 22, 2022
Aaron C. Tolson

/s/ Dale B. Wolf	Director	March 22, 2022
Dale B. Wolf